Exhibit 99.1

ICON Leasing Fund Twelve Liquidating Trust

ANNUAL PORTFOLIO OVERVIEW

2016

Table of Contents

Introduction to Portfolio Overview	1

Disposition During the Quarter	1

Portfolio Overview	2

Discussion	3

10% Status Report.	4

Performance Analysis	5

Transactions with Related Parties	7

Financial Statements	9

Forward Looking Statements	14

Additional Information	14

ICON Leasing Fund Twelve Liquidating Trust

As of April 30, 2017

Introduction to Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve Liquidating Trust’s (the “Trust”) Portfolio Overview for the year ended December 31, 2016. References to “we,” “us,” and “our” are references to the Trust, and references to the “Managing Trustee” and the “Manager” are references to the manager of the Trust, ICON Capital, LLC.

As of December 31, 2016, all assets and liabilities from ICON Leasing Fund Twelve, LLC (the ”Fund”) were transferred to the Trust.

The Fund raised $347,686,947 commencing with its initial offering on May 7, 2007 through the closing of its offering on April 30, 2009. The Fund entered into its liquidation period on May 1, 2014. During the liquidation period, the Fund began the orderly termination of its operations and has begun, and will continue, to gradually dispose of its assets and/or allow its investments to mature in the ordinary course of business. During the liquidation period, distributions are generated from the sale of our assets and the receipt of rental, finance and other income from our investments.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Disposition During the Quarter

The Trust disposed of the following investment during the quarter ended December 31, 2016:

Lubricating Specialties Company
Structure: Disposition Date: The Fund’s Investment: Total Proceeds Received:	Loan 12/30/2016 $3,870,000 $5,741,000	Collateral:	Liquid storage tanks, blending lines and packaging equipment

ICON Leasing Fund Twelve Liquidating Trust

Portfolio Overview

As of December 31, 2016, our portfolio consisted of the following investments:

Técnicas Maritimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply vessels
Maturity Date:	8/27/2019
Current Status:	See Discussion	Net Carrying Value:	$21,002,939 (1)

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment

Expiration Date:	2/28/2018
Current Status:	Performing	Net Carrying Value:	$4,768,615 (2)

SIVA Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum gas tanker vessels
Expiration Dates:	3/28/2022
4/8/2022
Current Status:	Performing	Net Carrying Value:	$8,934,917 (2)

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment
Expiration Date:	9/30/2017
Current Status:	Performing	Net Carrying Value:	$1,698,447 (3)

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply vessel
Expiration Date:	6/12/2024
Current Status:	Performing	Net Carrying Value:	$10,305,079 (3)

ICON Leasing Fund Twelve Liquidating Trust

Portfolio Overview (Continued)

Swiber Holdings Limited
Structure:	Lease	Collateral:	A 300-man
Expiration Date:	3/23/2017		accommodation and
work barge
Current Status:	See Discussion	Net Carrying Value:	$2,395,752 (4)

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and
Maturity Date:	1/16/2021		machinery associated with a
condensate splitter and aromatics complex located on Jurong Island, Singapore
Current Status:	See Discussion	Net Carrying Value:	$0 (5)

(1) Net carrying value of our investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees.

(2) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as net investment in finance lease. Net investment in finance lease is the sum of the remaining minimum lease payments receivable, the estimated residual value of the asset and the unamortized initial direct costs, less unearned income. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment, and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(3) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as leased equipment at cost. Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment, and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(4) This investment met the criteria to be classified as asset held for sale on our consolidated balance sheet as of December 31, 2016.

(5) Net carrying value of our investment in joint ventures is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment. Our Manager determined to fully reserve the outstanding balance of the loan as of June 30, 2016.

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) owns and operates a $2 billion state-of-the-art aromatics plant. We participated in a subordinated loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., which was part of a $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, the price decline of energy and other commodities and an economic slowdown in China and India forced Jurong into receivership, as the company did not have the liquidity to continue operations. In July 2016, a tolling arrangement with Jurong’s suppliers was implemented and the plant resumed operations. The Receiver has formally commenced the process of marketing the plant for sale and has received several bids. At this time, we are unable to predict whether the ultimate proceeds received by Jurong in connection with any such sale will result in a recovery of some of our investment. We will continue to closely monitor the operations of Jurong, the receivership process and the marketing process for sale of the plant through regular communications with the Receiver and certain other stakeholders.

ICON Leasing Fund Twelve Liquidating Trust

Discussion (continued)

Técnicas Maritimas Avanzadas, S.A. de C.V.

On August 27, 2014, we, ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and ICON ECI Fund Fifteen, L.P., each an entity also managed by our Managing Trustee (collectively, “ICON”), advanced Técnicas Maritimas Avanzadas, S.A. de C.V. (“TMA”) a senior secured facility of $29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured first lien and second lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured first lien tranche of $66,000,000 was funded by an unrelated third party and ICON’s original loan of $29,000,000 was converted to the senior secured second lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.

On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  While our loan has not been paid in accordance with the facility agreement, our collateral position continues to improve as the principal balance of the senior secured first lien tranche is paid down at a faster rate. In January 2016, the remaining two previously unchartered vessels had commenced employment. Based on, among other things, TMA’s payment history and estimated collateral value, our Managing Trustee continues to believe that all contractual interest and outstanding principal payments under ICON’s tranche of the facility are collectible. Interest on ICON's tranche is currently being accrued.

Swiber Chateau

On March 24, 2009, we and Swiber Engineering Ltd. (“Swiber”) entered into a joint venture owned 51% by us and 49% by Swiber for the purpose of purchasing the Swiber Chateau. On July 29, 2016, Swiber Holdings Ltd., the parent company of Swiber (“Swiber Holdings”), submitted an application for court-supervised judicial management in Singapore. We are currently seeking the sale of the Swiber Chateau and given the structure of the transaction that positions us in a senior position, we believe it is likely that we will recover our full investment.

10% Status Report

As of December 31, 2016, the offshore supply vessel bareboat chartered to Pacific Radiance Ltd. (“Pacific Radiance”) and the two LPG tanker vessels bareboat chartered to Foreguard Shipping I Global Ships Ltd. were the investments in equipment that individually constituted at least 10% of the net book value of our investment portfolio. All three of the vessels are scheduled to remain on bareboat charter during the 2017 calendar year.

As of December 31, 2016, Pacific Radiance had eighty-nine monthly payments remaining, while the bareboat charters for the two LPG tanker vessels each had sixty-three monthly payments remaining. To the best of our Managing Trustee’s knowledge, the vessels remains seaworthy, are maintained in accordance with commercial marine standards and with applicable laws and the regulations of the governing shipping registry as required under the bareboat charters.

ICON Leasing Fund Twelve Liquidating Trust

Performance Analysis

Capital Invested as of December 31, 2016	$490,644,795
Leverage Ratio	0.75:1*
% of Receivables Collected for the Quarter Ended December 31, 2016	57.43%**

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of April 30, 2017. The uncollected receivables relate to our investments with TMA and Swiber.

One of our objectives is to provide cash distributions to our beneficial owners. In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations. We refer to this financial measure as cash available from our business operations, or CABO.

CABO is not equivalent to our net operating income or loss as determined under GAAP. Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time. We define CABO as the net change in cash during the period plus distributions to members and investments made during such period, less the debt proceeds used to make such investments, as well as the net proceeds from equity raised through the sale of interests during such period, if any.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful. CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity. CABO should be reviewed in conjunction with other measurements as an indication of our performance.

ICON Leasing Fund Twelve Liquidating Trust

Performance Analysis (Continued)

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to members, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Members

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations. By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement

+ distributions to Members during the period

+ investments made during the period

- debt proceeds to be specifically used to make an investment

- net proceeds from the sale of Interests during the period

= CABO

Cash Available From Business Operations

for the Period January 1, 2016 through December 31, 2016

Cash balance at January 1, 2016	$8,404,092
Cash balance at December 31, 2016	$10,255,053

Net change in cash		$1,850,961

Add Back:
Distributions paid to beneficial owners from January 1, 2016 through December 31, 2016		$33,728,397

Investments made during the period
Investment in joint ventures	$13,915
		$13,915

Cash Available from Business Operations (CABO)		$35,593,273	(1)

(1) Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

ICON Leasing Fund Twelve Liquidating Trust

Transactions with Related Parties

We entered into certain agreements with our Managing Trustee and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), an affiliate of our Managing Trustee and the dealer manager for our offering, whereby we pay or paid certain fees and reimbursements to those parties. Our Managing Trustee was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000. CĪON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Managing Trustee (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the capital assets secured by or subject to, our investments. In addition, our Managing Trustee may be reimbursed for administrative expenses incurred in connection with our operations. Administrative expense reimbursements are costs incurred by our Managing Trustee or its affiliates that are necessary to our operations.

Our Managing Trustee performs certain services relating to the management of our equipment leasing and other financing activities. Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Our Managing Trustee also has a 1% interest in our profits, losses, distributions and liquidation proceeds. We paid distributions to our Managing Trustee of $337,284, $383,282 and $255,127 for the years ended December 31, 2016, 2015, and 2014, respectively. Our Managing Trustee’s interest in our net (loss) income for the years ended December 31, 2016, 2015 and 2014 was $(36,892), $(217,137) and $598,803, respectively.

Fees and other expenses incurred by us to our Managing Trustes or its affiliates were as follows:

			Years Ended December 31,
Entity	Capacity	Description	2016	2015	2014
ICON Capital, LLC	Managing Trustee	Acquisition fees (1)	$-	$-	$3,884,570
ICON Capital, LLC	Managing Trustee	Management fees (2)	944,577	1,404,272	1,918,023
ICON Capital, LLC	Managing Trustee	Administrative expense reimbursements (2)	1,214,904	1,744,189	4,784,387
			$2,159,481	$3,148,461	$10,586,980

(1)	Amount capitalized and amortized to operations.
(2)	Amount charged directly to operations.

At December 31, 2016 and 2015, we had a net payable due to our Managing Trustee and affiliates of $267,764 and $437,925, respectively, primarily related to administrative expense reimbursements.

ICON Leasing Fund Twelve Liquidating Trust

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve Liquidating Trust

Financial Statements	(A Delaware Statutory Trust)
Consolidated Balance Sheets

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$10,255,053	$8,404,092
Current portion of net investment in notes receivable	6,447,158	4,102,738
Current portion of net investment in finance leases	6,824,610	6,630,691
Other current assets	5,924,846	3,285,536
Total current assets	29,451,667	22,423,057
Non-current assets:
Net investment in notes receivable, less current portion	14,555,781	29,411,423
Net investment in finance leases, less current portion	39,046,710	50,580,803
Leased equipment at cost (less accumulated depreciation of $10,247,365 and $25,438,880, respectively)	36,961,296	65,743,479
Vessels (less accumulated depreciation of $2,683,605)	-	5,720,000
Asset held for sale	7,600,000	-
Investment in joint ventures	-	12,233,856
Other non-current assets	3,471,349	2,068,911
Total non-current assets	101,635,136	165,758,472
Total assets	$131,086,803	$188,181,529
Liabilities and Equity
Current liabilities:
Current portion of non-recourse long-term debt	$22,721,924	$6,205,639
Deferred revenue	155,413	158,988
Due to Managing Trustee and affiliates, net	267,764	437,925
Accrued expenses and other current liabilities	1,042,457	1,559,498
Current portion of seller's credit	5,000,000	-
Total current liabilities	29,187,558	8,362,050
Non-current liabilities:
Non-recourse long-term debt, less current portion	18,639,658	41,233,476
Seller's credits	8,228,926	12,747,733
Other non-current liabilities	150,000	150,000
Total non-current liabilities	27,018,584	54,131,209
Total liabilities	56,206,142	62,493,259

Equity:
Beneficial owners’ equity:
Additional beneficial owners	66,475,278	103,518,658
Managing Trustee	(2,439,838)	(2,065,662)
Total beneficial owners’ equity	64,035,440	101,452,996
Noncontrolling interests	10,845,221	24,235,274
Total equity	74,880,661	125,688,270
Total liabilities and equity	$131,086,803	$188,181,529

ICON Leasing Fund Twelve Liquidating Trust

Financial Statements	(A Delaware Statutory Trust)
Consolidated Statements of Comprehensive (Loss) Income

	Years Ended December 31,
	2016	2015	2014
Revenue and other income:
Finance income	$10,444,370	$13,646,291	$68,225,836
Rental income	10,476,129	14,128,629	13,911,707
Time charter revenue	2,982,466	5,361,706	4,132,289
(Loss) income from investment in joint ventures	(1,923,926)	(12,010,760)	3,271,192
Loss on lease termination	-	-	(18,800)
Gain on sale of investment in joint venture	2,012,669	-	-
Gain on sale of assets, net	-	-	1,737,983
Gain on sale of vessels	303,943	-	-
Other income	117,288	-	-
Total revenue and other income	24,412,939	21,125,866	91,260,207
Expenses:
Management fees	944,577	1,404,272	1,918,023
Administrative expense reimbursements	1,214,904	1,744,189	4,785,387
General and administrative	2,516,058	2,692,895	3,066,828
Interest	3,374,848	4,009,417	5,289,185
Depreciation	5,865,927	8,405,354	7,127,975
Credit loss, net	-	4,848,978	634,803
Impairment loss	15,493,643	11,149,619	70,412
Vessel operating	3,278,094	4,402,857	4,334,167
Litigation settlement expense	1,209,000	-	-
Loss on derivative financial instruments	-	-	372,316
Total expenses	33,897,051	38,657,581	27,599,096
Net (loss) income	(9,484,112)	(17,531,715)	63,661,111
Less: net (loss) income attributable to noncontrolling interests	(5,794,953)	4,181,980	3,780,780
Net (loss) income attributable to Fund Twelve Liquidating Trust	(3,689,159)	(21,713,695)	59,880,331

Other comprehensive income:
Change in fair value of derivative financial instruments	-	-	282,919
Reclassification adjustment for losses on derivative financial instruments due to early termination	-	-	346,668
Total other comprehensive income	-	-	629,587
Comprehensive (loss) income	(9,484,112)	(17,531,715)	64,290,698
Less: comprehensive (loss) income attributable to noncontrolling interests	(5,794,953)	4,181,980	3,780,780
Comprehensive (loss) income attributable to Fund Twelve Liquidating Trust	$(3,689,159)	$(21,713,695)	$60,509,918

Net (loss) income attributable to Fund Twelve Liquidating Trust allocable to:
Additional beneficial owners	$(3,652,267)	$(21,496,558)	$59,281,528
Managing Trustee	(36,892)	(217,137)	598,803
	$(3,689,159)	$(21,713,695)	$59,880,331

Weighted average number of additional beneficial interests outstanding	348,335	348,335	348,335
Net (loss) income attributable to Fund Twelve Liquidating Trust per weighted average additional beneficial interests outstanding	$(10.48)	$(61.71)	$170.19

ICON Leasing Fund Twelve Liquidating Trust

Financial Statements	(A Delaware Statutory Trust)
Consolidated Statements of Changes in Equity

	Beneficial Owners' Equity
				Accumulated	Total
	Additional	Additional		Other	Beneficial
	Beneficial	Beneficial	Managing	Comprehensive	Owners'	Noncontrolling	Total
	Interests	Owners	Trustee	Loss	Equity	Interests	Equity
Balance, December 31, 2013	348,335	$128,936,157	$(1,808,919)	$(629,587)	$126,497,651	$12,195,654	$138,693,305
Net income	-	59,281,528	598,803	-	59,880,331	3,780,780	63,661,111
Change in fair value of derivative financial instruments	-	-	-	282,919	282,919	-	282,919
Reclassification adjustment for losses on derivative financial instruments due to early termination	-	-	-	346,668	346,668	-	346,668
Distributions	-	(25,257,603)	(255,127)	-	(25,512,730)	(7,079,452)	(32,592,182)
Investment by noncontrolling interests	-	-	-	-	-	20,488,115	20,488,115
Balance, December 31, 2014	348,335	162,960,082	(1,465,243)	-	161,494,839	29,385,097	190,879,936
Net (loss) income	-	(21,496,558)	(217,137)	-	(21,713,695)	4,181,980	(17,531,715)
Distributions	-	(37,944,866)	(383,282)	-	(38,328,148)	(9,390,629)	(47,718,777)
Investment by noncontrolling interests	-	-	-	-	-	58,826	58,826
Balance, December 31, 2015	348,335	103,518,658	(2,065,662)	-	101,452,996	24,235,274	125,688,270
Net loss	-	(3,652,267)	(36,892)	-	(3,689,159)	(5,794,953)	(9,484,112)
Distributions	-	(33,391,113)	(337,284)	-	(33,728,397)	(7,595,100)	(41,323,497)
Balance, December 31, 2016	348,335	$66,475,278	$(2,439,838)	$-	$64,035,440	$10,845,221	$74,880,661

ICON Leasing Fund Twelve Liquidating Trust

Financial Statements	(A Delaware Statutory Trust)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net (loss) income	$(9,484,112)	$(17,531,715)	$63,661,111
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income	(6,068,564)	(6,745,536)	(62,511,037)
Rental income paid directly to lenders by lessees	-	-	(1,088,550)
Loss (income) from investment in joint ventures	1,923,926	12,010,760	(3,271,192)
Depreciation	5,865,927	8,405,354	7,127,975
Interest expense on non-recourse financing paid directly to lenders by lessees	-	-	63,644
Interest expense from amortization of debt financing costs	152,745	176,435	617,069
Net accretion of seller's credits and other	481,193	451,735	833,335
Impairment loss	15,493,643	11,149,619	70,412
Credit loss, net	-	4,848,978	634,803
Net loss on lease termination	-	-	18,800
Gain on sale of investment in joint venture	(2,012,669)	-	-
Net gain on sale of assets	-	-	(1,737,983)
Gain on sale of vessels	(303,943)	-	-
Loss on derivative financial instruments	-	-	562,577
Changes in operating assets and liabilities:
Collection of finance leases	17,339,960	19,469,634	20,832,230
Other assets	(4,041,748)	(3,382,668)	(1,207,414)
Accrued expenses and other current liabilities	(517,041)	(381,748)	683,478
Deferred revenue	(3,575)	(8,825)	(487,393)
Interest rate swaps	-	-	(693,647)
Due to Managing Trustee and affiliates, net	(170,161)	(2,502,989)	2,424,051
Distributions from joint ventures	264,140	210,973	251,042
Net cash provided by operating activities	18,919,721	26,170,007	26,783,311
Cash flows from investing activities:
Proceeds from sale of vessels	5,846,556	-	-
Purchase of equipment	-	-	(65,584,650)
Proceeds from exercise of purchase options	-	-	110,964,516
Proceeds from sale of leased assets	-	144,521	207,937
Restricted cash	-	-	603,546
Investment in joint ventures	(13,915)	(17,826)	(31,275)
Distributions received from joint ventures in excess of profits	5,275	940,564	2,647,526
Investment in notes receivable, net	-	-	(50,207,586)
Proceeds from sale of investment in joint venture	12,067,099	-	-
Principal received on notes receivable	12,580,000	24,562,480	35,592,043
Net cash provided by investing activities	30,485,015	25,629,739	34,192,057
Cash flows from financing activities:
Proceeds from non-recourse long-term debt	-	-	7,500,000
Repayment of non-recourse long-term debt	(6,230,278)	(11,146,266)	(53,450,452)
Proceeds from revolving line of credit, recourse	-	-	10,000,000
Repayment of revolving line of credit, recourse	-	-	(10,000,000)
Payment of debt financing costs	-	-	(400,000)
Repayment of seller's credit	-	-	(210,000)
Investment by noncontrolling interests	-	58,826	19,602,522
Distributions to noncontrolling interests	(7,595,100)	(9,390,629)	(7,079,452)
Distributions to beneficial owners	(33,728,397)	(38,328,148)	(25,512,730)
Net cash used in financing activities	(47,553,775)	(58,806,217)	(59,550,112)
Net increase (decrease) in cash and cash equivalents	1,850,961	(7,006,471)	1,425,256
Cash and cash equivalents, beginning of year	8,404,092	15,410,563	13,985,307
Cash and cash equivalents, end of year	$10,255,053	$8,404,092	$15,410,563

ICON Leasing Fund Twelve Liquidating Trust

Financial Statements	(A Delaware Statutory Trust)
Consolidated Statements of Cash Flows (Continued)

	Years Ended December 31,
	2016	2015	2014

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,684,441	$3,400,764	$5,373,488

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$-	$-	$1,088,550
Vessels purchased with non-recourse long-term debt paid directly to seller	$-	$-	$50,800,000
Vessels purchased with subordinated non-recourse financing provided by seller	$-	$-	$6,986,691
Satisfaction of seller's credit netted at sale	$-	$-	$42,863,178
Reclassification of leased equipment to vessels	$-	$-	$19,190,776
Debt financing costs netted at funding	$-	$-	$520,800
Investment by noncontrolling interests	$-	$-	$885,593
Equipment purchased with remarketing liability	$-	$-	$68,147
Interest reserve net against principal repayment of note receivable	$-	$-	$206,250
Balance due from equity investee deemed contribution in investment in joint venture	$-	$142,500	$-

ICON Leasing Fund Twelve Liquidating Trust

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the section entitled Disposition During the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.

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